Exhibit 10.68

PALM, INC.

2009 STOCK PLAN

RESTRICTED STOCK UNIT AGREEMENT

Grant #

NOTICE OF GRANT

Palm, Inc. (the “Company”) hereby grants you, [NAME OF EMPLOYEE] (the “Grantee”), the number of restricted stock units indicated below (the “Restricted Stock Units” or “Award”) under the Company’s 2009 Stock Plan (the “Plan”). The date of this Agreement is [DATE] (the “Grant Date”). Subject to the provisions of Appendix A (attached hereto) and of the Plan, the principal features of this Award are as follows:

Total Number of Restricted Stock Units: [NUMBER]

Vesting Commencement Date:          [DATE]

Vesting Schedule:

[TO BE DETERMINED]

Your [electronic acknowledgement of this award through the [            ] website] OR [signature below] and/or your acceptance of cash or Shares in payment of this award indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in the Plan and this Restricted Stock Unit Agreement (the “Agreement”), which includes this Notice of Grant and Appendix A. For example, important additional information on vesting and termination of this Restricted Stock Unit grant is contained in paragraphs 3 through 6 of Appendix A. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS RESTRICTED STOCK UNIT GRANT.

[By clicking the “AGREE” button on the [            ] website, you agree to the following: “By clicking the “Agree” button with respect to my Restricted Stock Unit award, I have formally indicated my agreement to and concurrence with the terms of this award, and confirm that I am bound by those terms.”

Please be sure to retain a copy of this Agreement and of your Acknowledgement page from the [            ] website indicating your electronic agreement with this Agreement; you may obtain a paper copy of this Agreement at any time and at the Company’s expense by requesting one from Stock Administration.]

[NOTE: SIGNATURE BLOCK BELOW TO BE REMOVED FOR ELECTRONIC CONFIRMATIONS]

PALM, INC.	GRANTEE

By
Name:	[NAME]
Title:

APPENDIX A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

1. Grant. The Company hereby grants to the Grantee under the Plan the number of Restricted Stock Units indicated in the Notice of Grant, subject to all of the terms and conditions in this Agreement and the Plan. Each Restricted Stock Unit represents the right to receive the value of one Share at the time the Restricted Stock Unit vests (subject to adjustment under Section 16 of the Plan).

2. Company’s Obligation to Pay. Each Restricted Stock Unit has an initial value equal to the Fair Market Value of a Share on the date of grant. Unless and until the Restricted Stock Units have vested in the manner set forth in paragraphs 3 or 4 or Section 16 of the Plan, the Grantee will have no right to payment of such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company. Payment of any vested Restricted Stock Units will be made in Shares, cash, or a combination thereof, as the Administrator shall in its sole discretion deem appropriate.

3. Vesting Schedule. Except as otherwise provided in this Agreement, the Restricted Stock Units awarded by this Agreement are scheduled to vest in accordance with the vesting schedule set forth in the Notice of Grant, subject to Section 16 of the Plan. Restricted Stock Units scheduled to vest on any such date actually will vest only if the Grantee continues to be a Service Provider through such date.

4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.

5. Payment after Vesting. Any Restricted Stock Units that vest in accordance with paragraph 3 or Section 16 of the Plan will be paid to the Grantee (or in the event of the Grantee’s death, to his or her estate) in Shares, cash, or a combination thereof, as the Administrator shall in its sole discretion deem appropriate, as soon as practicable following the date of vesting but in no event later than March 15 of the year following the year in which the date of vesting occurs, except as otherwise specified in paragraph 25, subject to paragraph 8. Any Restricted Stock Units that vest in accordance with paragraph 4 will be paid to the Grantee (or in the event of the Grantee’s death, to his or her estate) in Shares, cash, or a combination thereof, as the Administrator shall in its sole discretion deem appropriate, as soon as practicable following the date of vesting but in no event later than March 15 of the year following the year in which the date of vesting occurs, except as otherwise specified in paragraph 25, subject to paragraph 8.

6. Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock Units that have not vested pursuant to paragraphs 3 or 4 at the time the Grantee ceases to be a Service Provider shall cease vesting and be forfeited.

7. Death of Grantee. Any distribution or delivery to be made to the Grantee under this Agreement will, if the Grantee is then deceased, be made to the administrator or executor of the Grantee’s estate (or such other person to whom the Restricted Stock Units are transferred pursuant to the Grantee’s will or in accordance with the laws of descent and distribution or beneficiary designation). Any such transferee must furnish the Company (a) written notice of his or her status as a transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of these Restricted Stock Units and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this Restricted Stock Unit grant as set forth in this Agreement.

8. Withholding of Taxes. The Company shall not deliver the cash or Shares otherwise issuable in payment for vested Restricted Stock Units unless and until the Grantee has made arrangements satisfactory to the Company to satisfy applicable withholding tax obligations. Unless and until otherwise provided by the Company, any such withholding tax obligations shall be satisfied by the Company (or the Parent or Subsidiary to which the Grantee provides service) withholding or causing to have withheld a portion of the cash or Shares otherwise issuable in payment for vested Restricted Stock Units that have an aggregate market value or amount that is sufficient to pay the applicable federal, state and local income, employment and any other applicable taxes required to be withheld by the Company (or the Parent or Subsidiary to which the Grantee provides service) with respect to the cash or Shares or requiring E*TRADE or the applicable broker utilized by the Company to sell on the market a portion of the Shares that have an aggregate market value sufficient to pay the applicable withholding tax obligations (a “Sell to Cover”). Any Sell to Cover arrangement shall be pursuant to terms specified by the Company from time to time. To avoid any negative accounting treatment, the Company or E*TRADE (or the applicable broker) may withhold or account for applicable withholding tax obligations by considering applicable minimum statutory withholding amounts, minimum applicable federal, state and local income, employment and any other applicable taxes or other applicable withholding rates (the “Minimum Withholding Amount”). No fractional Shares will be withheld, sold to cover the applicable withholding tax obligations or Minimum Withholding Amount (if required under Applicable Laws) or issued pursuant to the Award; unless determined otherwise by the Company, any additional withholding necessary for this reason will be done by the Company or its agent, in their sole discretion, through the Grantee’s paycheck or through direct payment by the Grantee to the Company in the form of cash, check or other cash equivalent. Instead of or in combination with the foregoing withholding methods, the Company (or the Parent or Subsidiary to which the Grantee provides service) may, in its discretion, require the Grantee to pay an amount necessary to pay the applicable taxes directly to the Company (or the Parent or Subsidiary to which the Grantee provides service) in the form of cash, check or other cash equivalent, and/or may withhold an amount necessary to pay the applicable taxes from the Grantee’s paycheck, in each case with no or reduced withholding or Sell to Cover of Shares. By accepting this Award, the Grantee expressly consents to the withholding of cash or Shares and to any cash or Share withholding or Sell to Cover as provided for in this paragraph 8. If the applicable tax obligations are satisfied by withholding in Shares, for tax purposes, the Grantee is deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the applicable tax obligations due as a result of any aspect of the Grantee’s participation in the Plan.

Regardless of any action the Company takes with respect to the applicable withholding tax obligations, the Grantee acknowledges that the ultimate liability for all income and other taxes related to the Restricted Stock Units and any Shares delivered with respect thereto is and remains his or her sole responsibility and may exceed the amount actually withheld by the Company. The Grantee further acknowledges that the Company: (i) makes no representations or undertakings regarding the treatment of any applicable tax obligations in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant or vesting of or issuance of Shares under the Restricted Stock Units, the subsequent sale of Shares issued hereunder and the receipt of any dividends; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Grantee’s liability for applicable tax obligations or achieve any particular tax result. Further, if the Grantee has become subject to tax in more than one jurisdiction between the grant date and the date of any relevant taxable or tax withholding event, as applicable, the Grantee acknowledges that the Company may be required to withhold or account for applicable withholding tax obligations in more than one jurisdiction.

Finally, the Grantee shall pay to the Company any amount of applicable tax withholding obligations that the Company may be required to withhold or account for as a result of the Grantee’s participation in the Plan that is not satisfied by the means previously described.

9. Rights as Stockholder. Neither the Grantee nor any person claiming under or through the Grantee shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder, including rights to vote and receive dividends and distributions, unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and, if issued in certificated form, delivered to the Grantee (including through electronic delivery to a brokerage account). After issuance, recordation and delivery of the Shares, the Grantee shall have all the rights of a stockholder of the Company with respect to voting such shares and receipt of dividends and distributions on such Shares.

10. No Effect on Employment or Service. The Grantee’s employment or service with the Company and any Parent or Subsidiary is on an at-will basis only, subject to the provisions of Applicable Law and to any written, express employment contract with the Grantee. Accordingly, nothing in this Agreement or the Plan shall confer upon the Grantee any right to continue to be employed by or provide service to the Company or any Parent or Subsidiary or shall interfere with or restrict in any way the rights of the Company or the Parent or Subsidiary to which the Grantee provides service, which are hereby expressly reserved, to terminate the employment or service of the Grantee at any time for any reason whatsoever, with or without good cause. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company or the Parent or Subsidiary to which the Grantee provides service.

11. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its General Counsel at the Company’s headquarters, 950 W. Maude Avenue, Sunnyvale, California 94085, or at such other address as the Company may hereafter designate in writing.

12. Grant is Not Transferable. Except to the limited extent provided in paragraph 7 above, this grant and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately shall become null and void.

13. Restrictions on Sale of Securities. The Grantee’s sale of any Shares awarded under this Agreement will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

14. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15. Conditions for Issuance of Stock. Any shares of stock deliverable to the Grantee may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. The Company shall not be required to transfer on its books or list in street name with a brokerage company or otherwise issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; and (b) the completion of any registration or other qualification of such Shares under any Applicable Law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and (c) the obtaining of any approval or other clearance from any state, federal or other governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience.

16. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms used and not defined in this Agreement shall have the meaning set forth in the Plan.

17. Administrator Authority. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator shall be final and binding upon the Grantee, the Company and all other persons, and shall be given the maximum deference permitted by law. No person acting as or on behalf of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19. Agreement Severable. In the event that any provision in this Agreement shall be held illegal, invalid or unenforceable, such provision shall be severable from, and such illegality, invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

20. Entire Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Grantee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein.

21. Modifications to the Agreement. Modifications to this Agreement or the Plan can be made only in accordance with the terms of the Plan or this Agreement, including but not limited to paragraph 25 below. Any modifications to this Agreement must be set forth in writing and executed by a duly authorized officer of the Company.

22. Amendment, Suspension or Termination of the Plan. The Grantee expressly warrants that he or she has received an award under the Plan, and has received, read and understood a description of the Plan. The Grantee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

23. Governing Law. This grant of Restricted Stock Units shall be governed by, and construed in accordance with, the laws of the State of California, without regard to its conflict of laws provisions. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant of Restricted Stock Units or this Restricted Stock Units Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

24. No Tax or Other Advice Regarding Grant. The Company has made no warranties or representations to the Grantee with respect to the income tax consequences of the transactions contemplated by the Agreement pursuant to which the Restricted Stock Units have been issued and the cash or Shares issuable thereunder, and the Grantee is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Grantee acknowledges that the Grantee has not relied and will not rely upon the Company or the Company’s counsel with respect to any tax consequences related to the Restricted Stock Units or the ownership, purchase, or disposition of the Shares issuable thereunder. The Grantee further acknowledges that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the Shares issuable thereunder. The Grantee assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with the Restricted Stock Units and the Shares issuable thereunder. The Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

25. Section 409A. If the Administrator, in its discretion under paragraph 4, accelerates the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units and if necessary, in the sole determination of the Company, to avoid the imposition of any additional tax or income recognition under Section 409A of the Code, the payment of such accelerated Restricted Stock Units nevertheless shall be made at the same time or times as if such Restricted Stock Units had vested in accordance with the vesting schedule set forth in the Notice of Grant (whether or not the Grantee remains a Service Provider through such date(s)). Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Grantee, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of cash or Shares pursuant to this Award. However, the Company makes no representation that this Award is not subject to Section 409A of the Code nor makes any undertaking to preclude Section 409A of the Code from applying to this Award. The Company shall not have any liability under the Plan or this Agreement for any taxes, penalties or interest due on amounts paid or payable pursuant to the Plan or this Agreement, including any taxes, penalties or interest imposed under Section 409A of the Code. For purposes of the Plan and this Agreement, a termination of employment shall not be deemed to have occurred for purposes of settlement of any portion of the Restricted Stock Units unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” In addition, notwithstanding anything herein to the contrary, if the Grantee is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, to the extent the settlement of this Award following such termination of employment is considered the payment of deferred compensation under Section 409A payable on account of a “separation from service” that is not exempt from Section 409A as a short-term deferral (or otherwise), such settlement shall be delayed until the date that is the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service” or (ii) the date of the Grantee’s death.

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